UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 17, 2024

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 987-6764

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 17, 2024, LiveRamp Holdings, Inc. (the “Company”) issued a press release announcing the preliminary results of its financial performance for its third quarter ended December 31, 2023. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 2.02, including the exhibit attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01	Other Events.

On January 17, 2024, the Company and LiveRamp, Inc. (“LiveRamp”), a Delaware corporation and wholly-owned subsidiary of the Company, announced its entry into a merger agreement (the “Merger Agreement”) with Habu, Inc., a Delaware corporation (“Habu”), and Supersonic Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of LiveRamp (“Merger Sub”).

On the terms and subject to the conditions set forth in the Merger Agreement and subject to the applicable provisions of the Delaware General Corporation Law, Merger Sub will be merged with and into Habu (the “Merger”), and Habu will continue as the surviving corporation and become a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of capital stock of Habu (excluding cancelled shares and dissenting shares) will be cancelled and converted into the right to receive the applicable per share merger consideration (the “Per Share Consideration”). The aggregate purchase price for outstanding Habu shares, stock options and warrants for the Merger will equal $200 million in the aggregate, subject to customary purchase price adjustments set forth in the Merger Agreement. Consideration for the shares of Habu capital stock will be paid in cash, and consideration for Habu options and warrants will be as described below.

Effective upon consummation of the Merger, Habu stock options that are held by any current or former employee and any current or former consultant, independent contractor or non-employee director of Habu and any warrants to acquire shares of capital stock of Habu will be cancelled and converted into the right to receive an amount in cash, for each share subject to the option or warrant, equal to the Per Share Consideration over the option’s exercise price (the “Non-Assumed Options and Warrants”). Unvested Habu stock options, that are held by continuing employees and continuing consultants, independent contractors or non-employee directors of Habu will be assumed by the Company (the “Assumed Options”), and will continue to have, and be subject to, substantially the same terms (including vesting) set forth in Habu’s 2018 Stock Option Plan, as amended, and the related option agreements, except that such Assumed Options will be exercisable for shares of the Company’s common stock (“LR Common Stock”) at an exchange ratio to be determined based on the weighted average closing sale price of one share of LR Common Stock during the twenty consecutive trading days ending on the second trading day before the closing of the Merger.

Certain portions of the merger consideration otherwise payable in respect of shares of capital stock or options held by certain key employees of Habu will be held back by the Company or forfeited at the closing of the transaction, and the held back or forfeited portion will be subject to payment to such employees over thirty-six months post-closing and be settled in either shares of LR Common Stock, cash, or a combination of cash and LR Common Stock, at the Company’s election, subject to the applicable key employee continuing to provide services to the Company through each vesting date and vesting acceleration upon a qualifying termination of employment.

The Merger Agreement contains customary representations, warranties and covenants of Habu and the Company as well as certain indemnification provisions, whereby the stockholders and holders of Non-Assumed Options and Warrants will indemnify the Company and its affiliated parties for certain losses suffered in connection with the Merger. The Merger Agreement also contains customary closing conditions, including the adoption of the Merger Agreement and approval of the Merger by Habu’s stockholders. On January 17, 2024, Habu stockholders holding the requisite amount of voting power approved and adopted the Merger and the Merger Agreement.

The parties expect to close the Merger in the fourth quarter of fiscal 2024.

In connection with and following the closing of the Merger, the Company intends, for select continuing employees of Habu, to increase annual salaries and assume awards of unvested restricted stock units held by such employees (the “RSU Equity Awards”) to induce such employees to accept employment with the Company. The RSU Equity Awards will have an approximate grant date fair value of $15.8 million in the aggregate. The RSU Equity Awards granted to such employees of Habu will vest incrementally over thirty-six months with 33.33% of the total vesting on the first anniversary of the closing date of the Merger and the remainder to vest in quarterly installments thereafter, in each case, subject to the recipient’s continued employment or service through each vesting date.

The Company will hold a conference call at 2:30 PM PT (5:30 PM ET) to further discuss this information. Interested parties are invited to listen to the webcast, which will be broadcast via the Internet at www.liveramp.com.

Forward Looking Statements

This Item 8.01 contains forward-looking statements about the Company’s closing, integration and expected benefits of the acquisition of Habu. These statements, which are not statements of historical fact, are based on management’s current estimates, assumptions, projections and/or expectations and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, risks that the agreements regarding the Habu acquisition may be modified or terminated prior to closing or that conditions to the acquisition may not be satisfied and the possibility that we fail to fully realize the potential benefits of or have difficult integrating Habu. These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including the risk factors detailed in the Company’s Annual Report on Form 10-K for the period ended March 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023, and those described from time to time in other filings, periodic reports and registration statements filed with the U.S. Securities and Exchange Commission.

Stockholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated January 17, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones
Executive Vice President, Chief Ethics and Legal Officer & Secretary

Date: January 17, 2024